As filed with the Securities and Exchange Commission on October
29, 1996

                              Registration No. 333-___________


                    SECURITIES AND EXCHANGE
COMMISSION
                    WASHINGTON, D.C.  20549

                           FORM S-8

                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933

                        DIVERSIFAX, INC.
    (Exact name of registrant as specified in its charter)


   Delaware                                                 13-
3637458
                                                        (State
or other jurisdiction                                   (I.R.S.
employer
                                                        of
incorporation or organization)
identification number)

                                                              39
Stringham Avenue

Valley Stream, New York
11580

(Address of principal executive offices)                (Zip
code)

      DiversiFax, Inc. 1995 Incentive Stock Option Plan
                   (Full title of the plan)

                       Irwin A. Horowitz
                    Chief Executive Officer
                         and President
                       DIVERSIFAX, INC.
                      39 Stringham Avenue
                 Valley Stream, New York 11580
            (Name and address of agent for service)

                        (516) 872-0650
       (Telephone number, including area code, of agent for service)



                           COPY TO:
                    Gary T. Moomjian, Esq.
                       Breslow & Walker
                       875 Third Avenue
                   New York, New York  10022
                        (212) 832-1930

                                            CALCULATION OF REGISTRATION FEE

S

Title of securities
to be registeredC

Amount to be
registered (1)C

Proposed maximum
offering price per
shareC

Proposed maximum
aggregate offering
priceC

Amount of
registration
fee
Common Stock,
par value $.001
per share

100,000(2)

$4.125

$412,500

$125.00

Total Registration Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $125.00

<F1>
(1)         In addition to this amount, such additional shares as may be issuable in accordance with the terms of the Diversifax, Inc. 1995 Incentive Stock Option Plan (the "Plan") as stock dividends or in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the 100,000 shares being registered.

<F2>
(2)         Represents one five-year incentive stock option granted to an officer of the Registrant.

                            PART I


              INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS

Item 1.    Plan Information.

                 To be distributed to participants in
Registrant's 1995 Incentive Stock Option Plan.

Item 2.    Registrant Information and Employee Plan
Annual Information.

                 To be distributed to participants in
Registrant's 1995 Incentive Stock Option Plan.

                            PART II

                  INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

           The following documents, filed with the
Securities and Exchange Commission (the
"Commission"), by DiversiFax, Inc., a Delaware corporation (the "Registrant"), are incorporated herein by reference:

                 (a)  The Registrant's Annual Report on
           Form 10-KSB for the year ended November
           30, 1995, as amended, filed pursuant to the Securities Exchange Act of 1934 (the
           "Exchange Act").

                 (b)  The Registrant's Quarterly Reports
           on Form 10-QSB for the quarters ended
           February 29, 1996 and May 31, 1996, as
           amended, and for the quarter ended August
           31, 1996 filed pursuant to the Exchange Act.

                 (c)  The description of the Registrant's
           Common Stock, par value $.001 per share
           (the "Common Stock"), as set forth in the Registrant's Registration Statement of
           Securities on Form 8-A, dated December 8,
           1992.

           In addition, all documents filed by the
Registrant with the Commission pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           The validity of the shares of Common Stock offered hereby is being passed upon for the Registrant by Breslow & Walker.

           The financial statements of the Registrant as of November 30, 1995 and for each of the years in the two-year period ended November 30, 1995, have been incorporated by reference herein in reliance upon the report of Hoberman, Miller & Co., P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Item 6.    Indemnification of Directors and Officers.

           Under Section 145 of the Delaware General
Corporation Law, the Registrant may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance therefor.

           Pursuant to Section 102(b)(7) of the
Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision eliminating the personal liability of directors to the Registrant or its stockholders for damages for breach of fiduciary duty. The principal effect of this provision in the Registrant's Certificate of Incorporation is to eliminate potential monetary damage actions against any director for breach of such director's duties as director except (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law, which relates to a willful or negligent violation of Section 160 (regarding the illegal purchase or redemption of stock by a corporation) or
Section 173 of the General Corporation Law regarding a corporation's illegal declaration or payment of dividends, or (d) for any transaction from which the director derived an improper personal benefit. This provision does not affect the liability of any director for acts or omissions occurring prior to the date of adoption of this provision. In addition, Section 145 of the Delaware General Corporation Law empowers a corporation (a) to grant indemnification to any officer or director where it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled.

           The foregoing statement is subject to the detailed provisions of Sections 102 and 145 of the Delaware General Corporation Law.

Item 7.    Exemption from registration claimed.

           Not applicable.

Item 8.     Exhibits.

INDEX TO EXHIBITS

                                                                                       Sequentially
                                                                                     Numbered Page
   Exhibit                    Description                                                  Where Located

4(a)                    DiversiFax, Inc. 1995 Incentive Stock Option Plan                    7

4(b)                    Form of Incentive Stock Option Agreement                            14

4(c)                    Restated Certificate of Incorporation*                              --

4(d)                    By-laws*                                                            --

5                       Opinion of Breslow & Walker, LLP, counsel to the                    17
                        Company, as to the legality of the shares being
                        registered.

23(a)                   Consent of Hoberman, Miller & Co., P.C.                             18

23(b)                   Consent of Breslow & Walker, LLP (contained in                      --
                        Exhibit 5).

<F1>
*Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No.
33-46580)

Item 9.    Undertakings.

           (a) The Registrant hereby undertakes that it will:

                 (1)  File, during any period in which it
           offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

                 (2)  For determining liability under the
           Securities Act of 1933, as amended (the
           "Securities Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                 (3)  File a post-effective amendment to
           remove from registration any of the
           securities that remain unsold at the end of the offering.

           (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

           Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley
Stream, and the State of New York on the 25th day of October, 1996.


DIVERSIFAX, INC.

                                               By: /s/ Irwin
A. Horowitz
                                                    Irwin A.
                                                    Horowit
                                                    z,
                                                    Preside
                                                    nt
                                                    (Principal
Executive, Financial
                                                     and
Accounting Officer)



        Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

S>Signature<C

Title   Date

 /s/ Irwin A. Horowitz
Irwin A. Horowitz

Director
October 25, 1996
  /s/ Kenneth Ross Wolfe
 Kenneth Ross Wolfe
DirectorOctober 25, 1996
  /s/  Eugene Bilotti
Eugene Bilotti
Director
October 25, 1996
    /s/ Mario DiNatale
Mario DiNatale
Director
October 25, 1996

                                                  Exhibit 4(a)
                       DIVERSIFAX, INC.

               1995 Incentive Stock Option Plan
            (as amended through September 9, 1996)


        1.                                     Purpose of the
Plan.  The purpose of the DiversiFax, Inc. 1995
Incentive Stock Option Plan (the "Plan") is to promote the success of DiversiFax, Inc. (the "Company"), to attract and retain the best available personnel for positions of responsibility, and to provide additional incentives to the officers and other employees of the Company and any present or future Parent or Subsidiary of the Company. Pursuant to the Plan, such persons will be given the opportunity to acquire common stock of the Company, par value $0.001 per share (the "Common Stock"), through the grant of incentive stock options. The Plan and the options to be granted hereunder (the "Options") are intended to be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code").

        2.                                     Definitions.
In addition to other terms defined elsewhere herein, the following capitalized terms used herein have the following definitions:

        "Board" means the Board of Directors of the Company.

        "Employee" means any person (who may be an officer or a director of the Company) employed by the Company (within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder), any successor corporation by merger or consolidation, or a Parent or Subsidiary of the Company.

        "Optionee" means an Employee to whom an
Option has been granted.

        "Parent" means any present or future
corporation which would be a "parent corporation" as defined in Subsections (e) and (g) of Code Section 424.
When the context requires, such determination shall be made as if the Company were the employer corporation.

        "Share" means one share of Common Stock, adjusted if applicable in accordance with paragraph 8 of the Plan.

        "Subsidiary shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections (f) and (g) of Code Section 424. When the context requires, such determination shall be made as if the Company were the employer corporation.

        "Underlying Stock" shall mean the Shares issuable upon the exercise of an Option.

        3.                                     Shares
Subject to the Plan. The aggregate number of Shares which may be issued upon the exercise of all Options granted pursuant to the Plan shall not exceed
500,000 Shares, unless adjusted in accordance with paragraph 8. Such Shares may be either authorized but unissued Shares or treasury shares. If an Option shall expire without having been exercised in full, then, unless the Plan theretofore shall have been terminated, the unpurchased Underlying Shares which were subject thereto shall be available again for issuance under the Plan.

        4.
Administration.

                                               (a)  The
Plan shall be administered by a committee (the
"Option Committee") comprised of either the entire
Board or, at the Board's discretion, a committee thereof appointed by the Board and consisting of two or more members of the Board who are "disinterested persons". The term "disinterested person" shall mean an administrator of the Plan who, at any time within one year prior to his/her service as administrator of the Plan, has not received, and who, during the term of his/her service, will not receive, a discretionary grant or award of a stock option or stock appreciation right under the Plan or any other plan or practice of the Company or any of its affiliates. Any such person otherwise shall comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as from time to time in effect. Any standing or other committee of the Board which otherwise satisfies the requirements of the Option Committee may be authorized by the Board to serve as the Option
Committee, whether or not the name of such committee includes the term "Option Committee".

                                               (b)  The
Option Committee shall be authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the recipients, terms, form, and content of Options to be granted under the Plan, and to make other determinations which it deems necessary or appropriate for the proper administration of the Plan, and shall have and may exercise such other powers and authority as may be delegated to it by the Board from time to time. A majority of the entire Option
Committee shall constitute a quorum, and the action of a majority of the Option Committee members present at any meeting at which a quorum is present shall be the action of the Option Committee. All decisions, determinations, and interpretations of the Option Committee shall be final and conclusive on all persons affected thereby and shall be consistent with Code Section 422.

                                               (c)  No
member of the Option Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                                               (d)  The
President or such other officers of the Company as the Option Committee may designate, or a Secretary of the Option Committee designated by majority resolution of the Option Committee, shall execute such certificates, option agreements, and other documents as may be necessary to evidence the decisions of the Option Committee and/or implement and carry out the Plan. The President or other officers of the Company, when so acting, shall be deemed to be acting solely in a ministerial capacity, and the acts of such officers of the Company shall not be construed as giving them any discretionary authority over the granting of Options or the administration of the Plan.

        5.                                     Eligibility.
Options may be granted to any Employee who, in the opinion of the Option Committee, has or is expected to make contributions to the success of the Company.
An Employee who has been granted an Option or any other options or rights, under any other plan or otherwise, may be granted additional Options if otherwise eligible. No Options may be granted to a member of the Board if such member is not a full-time Employee. In addition, no Option may be granted to an Employee if, as the result of such grant, the $100,000 per year limitation set forth in
Section 422(d) of the Code would be exceeded.

        6.                                     Terms and
Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Option Committee from time to time shall determine, which agreements shall comply with and be subject to the following terms and conditions:

                                               (a)  Option
Exercise Price. The price per Share at which any Option may be exercised shall not be less than the Fair Market Value (as defined below) of the Underlying Stock at the time such Option is granted.
The exercise price of an Option granted to an Optionee who owns (within the meaning of Section
424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, or of any of its Parent or Subsidiary corporations, at the time such Option is granted shall not be less than 110% of the Fair Market Value of the Underlying Stock at the time the Option is granted. No Option may be granted at a price per Share which is less than the par value of the Underlying Stock. As used herein, Fair Market
Value shall mean fair market value determined in good faith by the Option Committee on a basis consistent with the provisions of Section 422 of the Code.

                                               (b)  Option
Term. The term of each Option shall be established by the Option Committee, but in no event shall exceed five (5) years from the date of grant of the Option.

                                               (c)
Nontransferability of Options. By their terms, Options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during an Optionee's lifetime only by the Optionee.

                                               (d)  Time of
Exercise. Any Option granted pursuant to the Plan shall be exercisable under such conditions as are determined by the Option Committee at the time of grant, including performance criteria with respect to the Company and/or the Optionee, and as are permissible under the terms of the Plan.

                                               (e)  Other
Provisions.  The written agreements evidencing
Options granted pursuant to the Plan shall contain such other provisions not inconsistent with the terms of the Plan as the Option Committee shall deem advisable, including, without limitation, restrictions upon the exercise of the Option. Options may contain other terms or restrictions as determined by the Option Committee in its discretion.

        7.                                     Exercise of
Options.

                                               (a)
Procedure for Exercise. Options may be exercised in whole or in part by written notice, delivered by hand or mailed by prepaid registered or certified mail, addressed to the President, Treasurer, or Secretary of the Company at the Company's executive offices, which notice shall specify the date the Option to be exercised was granted and the number of whole Shares to which such exercise applies. No Option may be exercised to any extent until all conditions set forth in the Plan and in such Option shall have been satisfied.

                                               (b)
Payment. Payment for all Shares purchased by the exercise of an Option shall be made in cash, by delivery of Shares owned by the Optionee having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of the portion of the Option being exercised, or, to the extent permitted by law, some combination of the foregoing as may be fixed by the Option Committee. Payment shall be made at the time that an Option or any part thereof is exercised, and no Shares shall be issued until full payment therefor has been made. Until such issuance, no right to vote, receive dividends, or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of such Option.

                                               (c)
Termination of Employment of an Optionee.

                                                    (1)
Except as otherwise provided below, if an Optionee shall cease to be employed by the Company or its Parent or Subsidiary, then the Optionee shall have the right to exercise his Option at any time within three months after such cessation of employment, but only as to such number of Shares as to which his Option was exercisable at the date of such cessation of employment. The time of cessation of employment and whether an authorized leave of absence or absence on military of government service shall constitute cessation of employment, for the purpose of the Plan, shall be determined by the Option Committee, which determination shall be final and conclusive on all persons affected thereby.

                                                    (2) If an
Optionee's termination of employment with the Company or its Parent or Subsidiary shall be by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the three month period referenced in paragraph 7(c)(1) above shall be extended to twelve (12) months, and his Option may be exercised by a conservator, guardian, or other fiduciary ("Legal Representative") duly appointed to act on behalf of the Optionee. The
Company may require such Legal Representative to furnish such proof of his or her authority, including a bond or indemnity agreement, as the Company may reasonably require. The cost of any such bond shall be the responsibility of the persons seeking to exercise the Options.

                                                    (3) If an
Optionee's employment is terminated by the Company for "cause", the Optionee's right to exercise his Option shall terminate at the time notice of termination of employment is given by the Company to such Optionee. For purposes of this provision, "cause" shall include committing a criminal act against, or in derogation of the interests of the Company; divulging confidential information about the Company; interfering with the relationship between the Company and any supplier, client, customer or similar person; or performing any similar action that the Option Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute "cause" for termination.

                                                    (4) If an
Optionee dies while in the employ of the Company or its Parent or Subsidiary, or within three months after cessation of such employment, his estate, personal representative, or the person that acquires his Option by bequest or inheritance or by reason of his death shall have the right to exercise his Option at any time within twelve months from the date of his death, but only as to the number of Shares as to which his Option was exercisable on the date of his death. In any such event, unless so exercised within the period as aforesaid, the Option shall terminate at the expiration of said period.

                                                    (5)
Notwithstanding the provisions of the foregoing subparagraphs of this paragraph 7(c) or any other provisions of the Plan, in no event may an Option be exercised by anyone after five (5) years from the date it was granted.

                                                    (6)
Nothing in the Plan or in any Option shall confer upon any Optionee the right to continue in the employ of the Company or any Parent or Subsidiary of the Company or shall interfere in any way with the right of the Company or such Parent or Subsidiary to terminate the employment of an Optionee at any time.

        8.                                     Changes in
Capital. If the outstanding Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, then the number and kind of Shares subject to the Plan and the Option exercise prices shall be appropriately and equitably adjusted.
In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of the Common Stock receive securities of another corporation, any outstanding Options hereunder shall terminate; provided; however, in such event, if no provision has been made for a substitution pursuant to the following sentence, then immediately prior to such dissolution, liquidation, merger, consolidation, sale of assets, or reorganization, or such merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, each Optionee shall have the right to exercise any unexpired Option in whole or in part without regard to the date on which the Option otherwise would be first exercisable. Nothing herein contained shall prevent the substitution of a new option by the surviving corporation. The existence of the Plan or Options hereunder shall not in any way prevent any transaction described herein and no holder of an Option shall have the right to prevent any such transaction.

        9.                                     Time of
Granting Options. For all purposes, the date of grant of an Option under the Plan shall be the date specified in such grant. Notice shall be given to each Employee to whom an Option has been granted within a reasonable time after the date of such grant.

        10.                                    Effective
Date; Approval of Stockholders. The Plan was adopted by the Board on September 5, 1995, the effective date of the Plan. The Plan shall be presented to stockholders of the Company for approval, or may be approved by a consent of stockholder(s), for purposes of obtaining favorable treatment under Section 16(b) of the Exchange Act.

        11.                                    Modification
of Options. At any time and from time to time the Board may authorize the Option Committee to direct execution of an instrument providing for the modification, extension, or renewal of any outstanding Option; provided, however, no such modification, extension, or renewal shall confer on the Optionee any right or benefit which could not then be conferred on him by the grant of a new
Option nor shall it impair such Option without the consent of the Optionee.

        12.                                    Amendment
and Termination of the Plan. The Board may alter, suspend, or discontinue the Plan, except that no action of the Board may increase (other than as provided in paragraph 8 hereof) the maximum number of Shares subject to Options or available for the grant of Options under the Plan, reduce the applicable minimum Option exercise price, extend the maximum period within which Options may be exercised under the Plan, or change the designation of persons eligible to receive Options under the Plan, unless such action of the Board shall be subject to approval or ratification by the stockholders of the Company. Without the consent of the Optionee, no action of the Board shall impair any then outstanding
Option. Unless sooner terminated by the Board, the right to grant options under the Plan shall terminate on the earlier of October 28, 1996 or the issuance of all Shares reserved for issuance under the Plan.

        13.                                    Conditions
Upon Issuance of Shares. No Shares shall be delivered pursuant to the exercise of any Option unless the delivery of such Shares shall comply (in the opinion of counsel to the Company) with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended
(the "Act"), the rules and regulations promulgated thereunder, any applicable state securities laws, and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition to the exercise of an Option, the Company may require the exercising Optionee to make such written representations and warranties as may be necessary to assure the availability of an exemption from any registration requirements of federal or state securities laws. Certificates representing Shares issued upon the exercise of any Option may bear a legend restricting transfer of the Shares except in compliance with federal and state securities statutes or an exemption therefrom, if available; failure of any certificates to contain such a legend shall not constitute a waiver by the Company of any such registration requirements. The Company, in its discretion, may require any Optionee to bear (a) his or her proportionate share of the Company's costs of the registration of his Underlying Shares under the Act or any other federal or state securities laws, or
(b) the Company's cost of obtaining the opinion of its legal counsel as to the availability of any exemption from the Act or any other applicable federal or state securities laws. The foregoing shall not be construed to obligate the Company to effect any registration under the Act or other securities laws.

        14.                                    Gender and
Number.

                                               (a)  The use
of any gender herein shall be construed to include all other genders, unless the context clearly indicates that less than all the genders is intended.

                                               (b)  The use
of the singular or of the plural herein shall be construed to include both the singular and the plural, unless the context clearly indicates that only the singular or only the plural is intended.
                                                  Exhibit 4(b)

Optionee:
Certificate No. ISO-
Effective Date:


              OPTION TO PURCHASE SHARES OF COMMON
STOCK

                              OF

                       DIVERSIFAX, INC.



Option to Purchase
                               Shares Of Common Stock


      VOID AFTER 5:00 P.M.,                ,         , AS
PROVIDED HEREIN


               DiversiFax, Inc. (the "Company"),
intending to be legally bound, hereby grants to the Optionee named above an option (this "Option") to purchase all or any part of an aggregate of shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), subject to the terms and conditions of the Company's
1995 Incentive Stock Option Plan (the "Plan"), and as hereinafter set forth. Any conflict between the terms hereof and the Plan shall be resolved in accordance with the Plan. Capitalized terms not otherwise defined herein shall have the meaning ascribed to the them in the Plan.

               1.      Option Exercise Price.  The Shares
may be purchased pursuant to this Option at a price of
$            per Share (the "Option Exercise Price"),
subject to adjustment as hereinafter provided.

               2.      Time of Exercise.  This Option
shall not be exercisable before 9:00 a.m. Eastern Time
on                ,         and shall expire at 5:00 p.m.,
Eastern Time on             ,      .

               3.      Option Exercise.  To exercise this
Option, or any part hereof, the Optionee shall (a) surrender this Option certificate to the Company at its principal office; (b) deliver a notice to the President, Treasurer, or Secretary of the Company specifying the number of whole Shares to be purchased; (c) pay the full exercise price for the Shares to be purchased; and
(d) furnish to the Company such other instruments or documents as its legal counsel reasonably may require.
Payment for the Shares purchased upon the exercise of this Option shall be made in cash, by delivery of Shares owned by the Optionee having an aggregate
Fair Market Value on the date of exercise equal to the aggregate exercise price of the portion of the Option being exercised, or some combination of the foregoing as may be fixed by the Option Committee. Payment shall be made at the time that an Option or any part thereof is exercised, and no Shares shall be issued until full payment therefor has been made. If less than all Shares are purchased, then the Company shall issue, in addition to the Shares, a certificate evidencing the number of Shares still covered by this Option, or shall mark a notation on this Option certificate setting forth the number of Shares remaining unexercised.

               4.      Changes in Capital.

                       a.  If the outstanding Common
Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, then the number and kind of Shares and the Option Exercise
Price shall be appropriately and equitably adjusted.

                       b.      In the event of a dissolution
or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of the Common Stock receive securities of another corporation, this Option shall terminate; provided, however, in such event, if no provision has been made for a substitution of a new option by the surviving corporation, then immediately prior to such dissolution, liquidation, merger, consolidation, sale of assets, or reorganization, or such merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, the Optionee shall have the right to exercise this Option, in whole or in part, without regard to the date on which this Option otherwise would be first exercisable.

               5.      Nontransferability of Option.
During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee. This Option is not assignable or transferable, except by will or by the laws of descent and distribution.

               6.      Termination of Employment.  If
the Optionee shall cease to be employed by the Company, then the Optionee shall have the right, subject to the provisions of the Plan, to exercise this Option at any time within three months after such cessation of employment, but only as to such number of Shares as to which this Option was exercisable at the date of such cessation of employment.
Notwithstanding the provisions of the preceding sentence, (a) if cessation of employment occurs by reason of permanent and total disability, such three month period shall be extended to twelve months; (b) if the Optionee is terminated for "cause" (as defined in the Plan), then the Optionee's right to exercise this Option shall terminate at the time notice of termination of employment is given by the Company to the Optionee; and (c) if the Optionee dies while in the employ of the Company or within three months after cessation of such employment, then his estate, personal representative, or the person that acquires this Option by bequest or inheritance or by reason of his death shall have the right, subject to the provisions of the Plan, to exercise this Option at any time within twelve months from the date of his death, but only as to the number of Shares as to which this Option was exer-cisable on the date of his death. In any such event, unless so exercised within the period as aforesaid, this Option shall terminate at the expiration of said period.
Notwithstanding the foregoing, in no event may this Option be exercised after five (5) years from the date it was granted.

               7.      Binding Effect.  This Option shall
be binding upon the heirs, executors, administrators and successors of the parties hereto.

               8.      Issuance of Certificates Upon
Exercise of Option. Certificates representing the Shares for which payment is made upon exercise of this Option shall be issued as soon as practicable thereafter. The Company, however, shall not be required to issue or deliver a certificate for any Shares until it has complied with all requirements of the Securities Act of 1933, as amended (the "Act"), the
Securities Exchange Act of 1934, as amended, each national securities exchange and/or automated quotation system, if any, on which the Common Stock is then listed or included, and all applicable state laws in connection with the issuance or sale of such Shares.
Until the issuance of the certificate for such Shares, the Optionee shall have no rights of a stockholder with respect to the Shares. The certificate to be issued may include any legends which the Company deems appropriate.

               9.      Nature of Shares Issuable Upon
Exercise of Option. The Shares are not presently registered under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.
The Company has not covenanted to file a registration statement under the Act covering the Shares nor to take such action as may be necessary to permit sales under Rule 144 of the Act. The Optionee is advised to inquire of the appropriate officer of the Company at any time that the Optionee may wish to sell any Shares obtained from the exercise of this Option.


                                       DIVERSIFAX, INC.


                                       By:

                                                      Irwin
                                                      A.
                                                      Horo
                                                      witz,
                                                      Presid
                                                      ent
                                                      and
                                                      Chief
                                                      Execu
                                                      tive
                                                      Office
                                                      r

                                                     EXHIBIT 5



        October 25, 1996


Board of Directors
DiversiFax, Inc.
39 Stringham Avenue
Valley Stream, New York 11580

Gentlemen:

        It is our opinion that the securities being registered with the Securities and Exchange
Commission pursuant to the Registration Statement of DiversiFax, Inc. on Form S-8 will, when issued, be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

        Very truly yours,

        /s/ Breslow & Walker, LLP

        Breslow & Walker, LLP

                                                 Exhibit 23(a)


              CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement of DiversiFax, Inc. and
Subsidiaries on Form S-8 relating to the DiversiFax, Inc. 1995 Incentive Stock Option Plan, of our report dated March 7, 1996, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc. and Subsidiaries for the year ended November 30, 1995, and the use of our name, and the statements with respect to us, under the heading "Experts" in the Prospectus.




                                       HOBERMAN,
MILLER & CO., P.C.



October 29, 1996

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